UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  June 21, 2013
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of Material Definitive Agreement.

On June 21, 2013, Theravance, Inc. (“Theravance”) delivered written notice to Elan Corporation plc (“Elan”) terminating the Royalty Participation Agreement between Elan and Theravance dated May 12, 2013 (the “Agreement”).  The Agreement provided for Elan to pay Theravance $1.0 billion to purchase a 21% participation interest in certain potential future royalty payments when, as and if received by Theravance. Under the Agreement, the closing of the transaction was subject to closing conditions, including the approval of the transaction by Elan’s shareholders.  Following the failure of Elan’s shareholders to approve the transaction at an Extraordinary General Meeting, the Agreement provided that either Theravance or Elan may terminate the Agreement.  Upon Theravance’s termination of the Agreement, Elan became obligated under the Agreement to pay Theravance $10 million within two business days of the termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: June 21, 2013	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer